Exhibit 99.2

ZAZA ENERGY CORPORATION 1301 MCKINNEY STREET SUITE 3000 HOUSTON, TX 77010

NEWS RELEASE

ZAZA ENERGY APPOINTS TODD A. BROOKS CHIEF EXECUTIVE OFFICER

HOUSTON — July 30, 2012 — ZaZa Energy Corporation (“the Company” or “ZaZa”) (NASDAQ: ZAZA) announced today that its Board of Directors has appointed Executive Director and President Todd A. Brooks as Chief Executive Officer, replacing Craig M. McKenzie, effective immediately.  Mr. Brooks is one of three founders of ZaZa Energy LLC, the predecessor of ZaZa Energy Corporation, and has served as an executive and director of ZaZa Energy since its combination with Toreador Resources Corporation in February 2012.  Mr. McKenzie has also resigned from the ZaZa board of directors, effective immediately, in order to pursue other opportunities.

“On behalf of our Board, I would like to thank Craig for his leadership and dedication to Toreador and ZaZa,” said Herbert C. Williamson, Chairman of the Board of Directors.  “Craig was responsible for identifying the Paris Basin oil shale and had the foresight and acumen to execute a transformative merger with ZaZa Energy LLC.  Everyone at ZaZa wishes him all the best in his future endeavors.”

Mr. Brooks said: “It is an enormous privilege to take on this role at ZaZa.  As I recently expressed following the close of the Hess transaction, this is an exciting time for the Company and our stockholders.  I plan to work diligently with the Board and the management team to execute on our strategic initiatives and realize the full potential of this Company.”

Added Mr. Brooks, “ZaZa has an enviable portfolio of assets in the Eagle Ford and Woodbine/Eaglebine plays in Texas, which serve as a tremendous platform for future growth.  Our first priority is to continue the work with our financial advisor, Jefferies and Company, to identify an appropriate joint venture partner as we extract value from our existing assets and continue to position the company to deliver long-term value for stockholders. “

Prior to ZaZa LLC, from 2006 until 2009, Mr. Brooks made energy-focused investments across multiple geographic regions. From 2004 until 2006, Mr. Brooks worked as a land man for Houston based OGM Land Company, where he delivered title work and negotiated oil & gas leases on behalf of OGM’s clients.  From 2000 to 2003, Mr. Brooks worked as a production analyst for L.J. Melody & Co., a boutique investment bank headquartered in Houston.  Mr. Brooks graduated from Vanderbilt University in 1997 with a degree in Economics and earned a Doctor of Jurisprudence from South Texas College of Law in 2000.

About ZaZa Energy Corporation

Headquartered in Houston, Texas, with offices in Corpus Christi, Texas and Paris, France, ZaZa Energy Corporation is a publicly-traded exploration and production company with

713-595-1900 (OFFICE) • 713-595-1919 (FAX) • WWW.ZAZAENERGY.COM

primary assets in the Eagle Ford, Eaglebine and Paris Basin resource plays.  More information about the Company may be found at www.zazaenergy.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  ZaZa intends that all such statements be subject to the “safe-harbor” provisions of those Acts.  Many important risks, factors and conditions may cause ZaZa’s actual results to differ materially from those discussed in any such forward-looking statement.  These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, actual recoveries of insurance proceeds, the ability of ZaZa to obtain additional capital, and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission.  The historical results achieved by ZaZa are not necessarily indicative of its future prospects.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact:

Dan Gagnier

Sard Verbinnen & Co.

T: +1 212 687-8080

dgagnier@sardverb.com

or

Shirley Z. Anderson, Corporate Secretary

T:  +1 214 559-3933

shirley.anderson@zazaenergy.com